    As filed with the Securities and Exchange Commission on August 22, 1997.
                                                    Registration No. 333-
                                                                         -------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SUIZA FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                              75-2559681
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                      3811 TURTLE CREEK BLVD., SUITE 1300
                              DALLAS, TEXAS 75219
                                (214) 528-0939

  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                 --------------

     Gregg L. Engles                              COPIES TO:
     Chairman of the Board and                    William A. McCormack
     Chief Executive Officer                      Jon L. Mosle
     3811 Turtle Creek Blvd.                      Hughes & Luce, L.L.P.
     Suite 1300                                   1717 Main Street, Suite 2800
     Dallas, Texas  75219                         Dallas, Texas  75201
     (214) 528-0939                               (214) 939-5500

                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                 --------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                            ---------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           ---------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
                      AMOUNT     PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
 TITLE OF SHARES       TO BE      AGGREGATE PRICE      AGGREGATE        REGISTRATION
 TO BE REGISTERED   REGISTERED      PER UNIT(1)     OFFERING PRICE(1)       FEE
------------------------------------------------------------------------------------
  Common Stock,
 $.01 par value      400,263         $41.00(2)      $16,410,783.00(2)    $4,972.96
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the high and low price per share of Suiza Foods Corporation on August 19, 1997, as reported by the New York Stock Exchange.

                                 --------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BE COME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             SUIZA FOODS CORPORATION

                                400,263 SHARES
                                 COMMON STOCK

                                 --------------

     This Prospectus relates to an offering of up to 400,263 shares of common stock, par value $.01 per share (the "Common Stock"), of Suiza Foods Corporation, a Delaware corporation (the "Company" or "Suiza Foods").

     The Common Stock being registered is being offered for the accounts of Plainview Ice and Cold Storage, Inc., Donald L. Johnson, Richard Johnson, Benjamin and Janice Townend, Alan J. Bernon and Peter M. Bernon stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders."
The Company will not receive any proceeds from the sale of shares of Common Stock offered hereby. The shares may be offered in transactions on the New York Stock Exchange (the "NYSE"), in negotiated transactions, or through a combination of such methods of distribution, at prices relating to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Common Stock is quoted on the NYSE under the symbol "SZA." On August 20, 1997 the last sale price of the Common Stock, as reported on the NYSE, was $41.00 per share.

                                 --------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
           HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE

                                 --------------

     No dealer, salesman or any other person has been authorized to give any information or to make and representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful.

                                 --------------

               The date of this Prospectus is August 21, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements, and other information filed by the Company with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is a publicly held corporation and its Common Stock is traded on the NYSE under the symbol "SZA." Reports, proxy statements, information statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy statements, information statements and other information regarding the Company. The Commission's Web site address is http://www.sec.gov.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

     The Company has filed with the Commission a Registration Statement on Form S-3, (together with all exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                             Suiza Foods Corporation
                             3811 Turtle Creek Blvd.
                                   Suite 1300
                              Dallas, Texas  75219
                           Attn:  Corporate Secretary
                                 (214) 528-0939

     The (i) audited financial statements of Pre-Acquisition Velda Farms, Garrido & Compania, Inc. and Subsidiaries, Swiss Dairy, a Corporation and Model Dairy, Inc. included in the Company's Final Prospectus dated January 22, 1997 and filed with the Commission pursuant to Rule 424(B) on January 23, 1997 (File No. 333-18263); (ii) Company's Annual Report on Form 10-K, which contains audited financial statements for the fiscal year ended December 31, 1996, (iii) all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the Form 10-K, and (iv) a description of the Common Stock contained in the Company's registration statement on Form 8-A, dated February 19, 1997 (File No. 001-127-55), including any amendment or reports filed for the purpose of updating such description, are hereby incorporated by reference into this Prospectus.

     All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

     Suiza Foods is a leading manufacturer and distributor of fresh milk products, refrigerated ready-to-serve fruit drinks and coffee in Puerto Rico, fresh milk and related dairy products in Florida, California and Nevada, and packaged ice in Florida and the southwestern United States.

     The Company conducts its dairy operations primarily through its Puerto Rico dairy subsidiaries, Velda Farms, Inc., Swiss Dairy Corporation, Model Dairy, Inc., Dairy Fresh, Inc. and Garelick Farms, Inc., its plastics operations through Franklin Plastics, Inc. and its ice operations through Reddy Ice Corporation. Each of these subsidiaries is a strong regional competitor with an established reputation for customer service and product quality. The Company's dairy and ice subsidiaries market their products through extensive distribution networks to a diverse group of customers, including convenience stores, grocery stores, schools and institutional food service customers. The Company has grown primarily through acquisitions. Through these acquisitions, the Company has realized economies of scale and operating efficiencies by eliminating duplicative manufacturing, distribution, purchasing and administrative operations.

     The Company is a Delaware corporation with its principal offices located at 3811 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219 (telephone number 214-528-0939).

                                  RISK FACTORS

     ANY INVESTMENT IN THE COMMON STOCK HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY AND SHOULD CONSIDER, AMONG OTHER THINGS, THE RISKS AND THE SPECULATIVE FACTORS INHERENT IN AND AFFECTING THE COMPANY'S BUSINESS DESCRIBED BELOW AND THROUGHOUT THIS PROSPECTUS.

POTENTIAL LIMITATIONS ON EXPANSION

     The Company intends to grow principally through acquisitions of dairy and ice operations or other food related businesses. The Company will evaluate specific acquisition opportunities based on market conditions and economic factors existing at the time and intends to pursue favorable opportunities as they arise. There can be no assurance that the Company will find suitable acquisition candidates or succeed in integrating any acquired business into the Company's existing business or in retaining key customers of acquired businesses. There can also be no assurance that the Company will have sufficient available capital resources to realize its acquisition strategy.

COMPETITION

     The Company's dairy, fruit drink, food distribution and ice businesses are subject to significant competition from regional dairy operations and large national food service distributors that operate in the Company's markets. Competition in the dairy processing, fruit drink and food distribution businesses is based primarily on service, price, brand recognition, quality and breadth of product line. Many of the Company's competitors are larger, better capitalized and have greater financial, operational and marketing resources than the Company.

     The dairy industry has excess capacity and has been in the process of consolidation for many years. Excess capacity has resulted from the development of more efficient manufacturing techniques, the establishment of captive dairy manufacturing operations by large grocery retailers and relatively little growth in the demand for fresh milk products. The increased use of captive dairy manufacturing operations by the Company's customers could have an adverse effect on the Company's operations.

     The plastic container manufacturing industry is also subject to significant competition. The Company competes with larger independent manufacturing companies and vertically integrated food and industrial companies that operate captive plastic container manufacturing facilities. The primary competitive factors in the plastic container manufacturing industry are price, quality and service. Many of the companies competitors are larger and better capitalized than the Company, and have greater resources than the Company.

     The packaged ice business is also highly competitive. The Company faces a number of competitors in the packaged ice business, including smaller independent ice manufacturers, convenience and grocery retailers that operate captive commercial ice plants and retailers that manufacture and package ice at store locations. Competition exists primarily on a regional basis, with service, price and quality as the principal competitive factors. A significant increase in the utilization of captive commercial ice plants or on-site manufacturing by operators of large retail chains served by the Company could have an adverse effect on the Company's operations.

SUBSTANTIAL INDEBTEDNESS

     The Company has substantial indebtedness. The Company's senior credit facility and related debt service obligations (i) limit the Company's ability to obtain additional financing in the future; (ii) require the Company to dedicate a significant portion of the Company's cash flow to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) limit the Company's flexibility in planning for, or reacting to, changes in its business and market conditions; and (iv) impose additional financial and operational restrictions on the Company, including restrictions on dividends.

     The Company's ability to make scheduled payments on its indebtedness depends on its financial and operating performance, which is subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond the Company's control. The Company has pledged substantially all of its assets, including the stock of its operating subsidiaries (except for 35% of the capital stock of its Garrido y Compania, Inc. subsidiary), to secure the Company's indebtedness under the senior credit facility. The failure of the Company to comply with the financial and other restrictive covenants under the senior credit facility may result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. The Company has entered into various interest rate agreements to reduce its exposure to interest rate fluctuations under the senior credit facility. These agreements have the effect of fixing the Company's interest rate with respect to a portion of its indebtedness under the senior credit facility.

GOVERNMENT REGULATION; RAW MATERIAL COSTS

     The supply and price of milk in Puerto Rico are regulated under Puerto Rico law. The government of Puerto Rico establishes an industry-wide production ceiling and sets the prices that may be charged for milk at the dairy farm level and the maximum prices that may be charged at the processor and retail levels. These prices are reviewed on an annual basis and remain fixed unless changed by the government. The price controls in Puerto Rico make the Company vulnerable to increases in the costs of manufacturing, packaging and distributing its products. There can be no assurance that the Company's operating results will not be adversely affected by price levels set by the government.

     The price of raw milk in the mainland United States fluctuates based on supply and demand, with minimum support prices established monthly on a regional basis by federal and/or state government agencies. Congress has recently passed legislation to phase out support prices over a specified period. There can be no assurance that a material increase in milk prices in the mainland United States will not occur or that any such increase would not reduce the profitability of the Company's operations.

     The Company's operations are also subject to other federal, Puerto Rico, state and local governmental regulation.

SEASONALITY OF ICE BUSINESS

     The Company's ice business is seasonal, with its highest sales occurring during the second and third calendar quarters. Because the Company's results of operations for its ice business depend significantly on sales during its peak season, adverse weather during this season (such as an unusually mild or rainy period) could have a disproportionate impact on the Company's results of operations for the full year.

DEPENDENCE ON KEY PERSONNEL

     The future success of the Company's business operations is dependent in part on the efforts and skills of certain key members of management, including Gregg L. Engles, Chairman and Chief Executive Officer of the Company. The loss of any of its key members of management could have an adverse effect on the Company. The Company has not obtained key man life insurance with respect to any of its key members of management.

LIMITATIONS ON FAVORABLE TAX TREATMENT

     Under Section 936 of the Internal Revenue Code of 1986, as amended, a portion of the Company's income derived from its dairy, fruit drink and plastic bottle operations in Puerto Rico qualifies for a tax credit that has the effect of reducing or eliminating United States income taxes on income derived from these operations. In the Revenue Reconciliation Act of 1993, the United States Congress imposed certain limitations on the availability of the Section 936 credit. In August 1996, Congress passed the Small Business Job Protection Act of 1996 which contains further restrictions on the availability of Section 936 credits and eliminates Section 936 altogether by December 31, 2005. These limitations, combined with certain other provisions in the tax code that govern the allocation among affiliated corporations of credits derived under Section 936, may limit the amount of the tax credit available to the Company prior to the expiration of Section 936.

ANTITAKEOVER PROVISIONS

     The Company's charter and bylaws contain provisions that may delay, defer or prevent a change in control of the Company. Among other things, these provisions: (i) authorize the Board of Directors to issue preferred stock in series with the terms of each series to be fixed by the Board of Directors; (ii) divide the Board of Directors into three classes so that only approximately one-third of the total number of directors will be elected each year; (iii) permit directors to be removed only for cause; and (iv) specify advance notice requirements for stockholder proposals and director nominations.

                              SELLING STOCKHOLDERS

     The table below sets forth information with respect to the beneficial ownership of the Company's Common Stock by the Selling Stockholders immediately prior to this offering and as adjusted to reflect the sale of shares of Common Stock pursuant to the offering. All information with respect to the beneficial ownership has been furnished by the Selling Stockholders:

                                                  Beneficial Ownership            Beneficial Ownership
                                                   Prior to Offering                After Offering(1)
                                          ----------------------------------     -----------------------
                                          Number of   Percent of   Shares to     Number of    Percent of
Name of Beneficial Owner                   Shares       Class       be Sold       Shares        Class
------------------------                  ---------   --------     ---------     ---------    ----------
Plainview Ice and Cold Storage, Inc.(2)     3,000         *           3,000          -0-          -0-
Donald L. Johnson (2)                       3,000         *           3,000          -0-          -0-
Richard Johnson (2)                         3,000         *           3,000          -0-          -0-
Benjamin Townend and Janice Townend (3)    93,863         *          93,863          -0-          -0-
Alan J. Bernon (4)                        148,700        1.0        148,700          -0-          -0-
Peter M. Bernon (4)                       148,700        1.0        148,700          -0-          -0-

--------------
*  Less than 1%.

(1)  Assumes all the shares of Common Stock that may be offered are sold.
(2) The address for each of these stockholders is 505 W. 47th, Amarillo, Texas 79110.
(3) The address for each of these stockholders is 4219 Nova Lane, Lantana, Florida 33462.
(4) The address for each of these stockholders is c/o Garelick Companies, 1199 West Central Street, Franklin, Massachusetts 02038-0923.


                              PLAN OF DISTRIBUTION

     The sale of the Common Stock offered hereby may be effected from time to time directly, or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses and block transactions) on the NYSE, in negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices or at negotiated prices.

     If one or more broker-dealers or agents agree to sell the Common Stock, they may do so by purchasing the Common Stock as principals or by selling the Common Stock as agent for the Selling Stockholders. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders or the purchasers of the shares of Common Stock for which such broker-dealer may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from this offering.

                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P., Dallas, Texas. William A. McCormack, a partner with Hughes & Luce, L.L.P., beneficially owns 41,795 shares of Common Stock.

                                     EXPERTS

     The consolidated financial statements of Suiza Foods Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996; the financial statements of Pre-Acquisition Velda Farms as of April 9, 1994 and December 31, 1994 and for the period from January 1, 1994 to April 9, 1994 and for the year ended December 31, 1993; and the financial statements of Swiss Dairy, a Corporation, as of December 30, 1995 and December 31, 1994 and for each of the three years in the period ended December 30, 1995 incorporated by reference into this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference. The consolidated financial statements of Garrido & Compania, Inc. as of June 30, 1996 and 1995 and for each of the years in the three year period ended June 30, 1996 have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report which is incorporated herein by reference. The financial statements of Model Dairy, Inc. as of October 31, 1995 and 1994 and for the years then ended have been audited by Barnard, Vogler & Co., independent auditors, as stated in their report which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

                                                    400,263 SHARES

                                                SUIZA FOODS CORPORATION

                                                     COMMON STOCK

                                                      ----------

                                                      PROSPECTUS

                                                      ----------

           TABLE OF CONTENTS

                                    Page
                                    ----
Available Information                2
Documents Incorporated by Reference  3
The Company                          4
Risk Factors                         4
Selling Stockholders                 8
Plan of Distribution                 8
Use of Proceeds                      8
Legal Matters                        9
Experts                              9

                                                    August 21, 1997

                                   PART II


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table indicates the estimated expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by the Company.

       Registration fee                         $ 4,973
       Accounting fees and expenses               5,000
       Legal fees and expenses                   10,000
       Blue Sky fees and expenses (including
        counsel fees)                             1,500
       Miscellaneous expenses                     2,000
                                                -------

            Total:                              $23,473

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

     Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The Company's Certificate of Incorporation contains provisions requiring it to indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 16.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange

Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 21, 1997.

                                SUIZA FOODS CORPORATION

                                By:     /s/ Tracy L. Noll
                                   ------------------------------------------
                                   Tracy L. Noll
                                   Vice President, Secretary and Chief
                                      Financial Officer
                                   (Principal Financial and Accounting
                                      Officer)

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Suiza Foods Corporation, hereby severally constitute and appoint Gregg L. Engles and Tracy L. Noll, and each of them, our true and law attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place and stead, in any and all capacities, to sign Suiza Food Corporation's Registration Statement on Form S-3, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                Title                                 Date
     ---------                -----                                 ----

/s/ Gregg L. Engles      Chairman of the Board, Chief          August 21, 1997
-------------------      Executive Officer and Director
Gregg L. Engles          (Principal Executive Officer)

/s/ Tracy L. Noll        Vice President, Secretary and         August 21, 1997
-------------------      Chief Financial Officer
Tracy L. Noll            (Principal Financial and Accounting
                         Officer)

     Signature                Title                                 Date
     ---------                -----                                 ----


/s/ Alan J. Bernon       Director                              August 21, 1997
---------------------
Alan J. Bernon


---------------------    Director                              August __, 1997
Cletes O. Beshears


---------------------    Director                              August __, 1997
Hector M. Nevares


---------------------    Director                              August __, 1997
Gayle O. Beshears


/s/ Stephen L. Green     Director                              August 21, 1997
---------------------
Stephen L. Green


/s/ Robert L. Kaminski   Director                              August 21, 1997
---------------------
Robert L. Kaminski


                         Director                              August __, 1997
---------------------
David F. Miller


/s/ P. Eugene Pender     Director                              August 21, 1997
---------------------
P. Eugene Pender


/s/ Robert Piccinini     Director                              August 21, 1997
---------------------
Robert Piccinini

                                INDEX TO EXHIBITS


Exhibit
Number                Description of Exhibits
-------               -----------------------

  4.1    Specimen of Common Stock Certificate.
         (Filed Exhibit 4.1 to the Company's
         Registration Statement on Form S-1,
         Registration No. 333-1858, and incorporated
         herein by reference.)
 *5.1    Opinion of Hughes & Luce, L.L.P.
*23.1    Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)
*23.2    Consent of Deloitte & Touche LLP
*23.3    Consent of KPMG Peat Marwick LLP
*23.4    Consent of Barnard, Vogler & Co.
*24.1    Power of Attorney (included in Part II of this Registration Statement)

---------------------
* Filed Herewith.